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                                  EXHIBIT 21
                                  ----------

A table of the subsidiaries of TCI Pacific Communications, Inc. as of December 31, 1997, is set forth below, indicating as to each the state or the jurisdiction of incorporation or organization and the names under which such subsidiaries do business (Trade Names.) Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                        STATE OR
                                        --------
                                      JURISDICTION
                                      ------------
                                           OF
                                           --
                                     INCORPORATION
                                     -------------
                                           OR
                                           --
SUBSIDIARY                            ORGANIZATION      TRADE NAMES
----------                            ------------      -----------

TCI Pacific Communications, Inc.           DE           TCI Media Services
TCI Pacific, Inc.                          DE
Tele-Vue Systems, Inc.                     WA           TCI of Washington
                                                        TCI of Houston
Broadview Television Company               WA
Cable TV of Marin, Inc.                    CA
Cable TV Puget Sound, Inc.                 WA
Channel 3 Everett, Inc.                    WA
Clear View Cable Systems, Inc.             CA
Community Telecable of Bellevue, Inc.      WA           TCI of Washington
Community Telecable of Seattle, Inc.       WA
Com-Cable TV, Inc.                         DE
H-C-G Cablevision, Inc.                    CA
TCI VCI, Inc.                              CA
Contra Costa Cable Co.                     WA
Crockett Cable System, Inc.                WA
Everett Cablevision, Inc.                  WA           TCI of Washington
Far-West Communications, Inc.              OR           TCI of Oregon
Portland Cable Advertising, L.P. [lp]      DE
Marin Cable Television, Inc.               CA
Prime Cable II System, Inc.                TX
NTT, Inc.                                  TX
Southwestern Satellite, Inc.               TX
TCI of Dayton, Inc.                        DE
TCI Telecom, Inc.                          DE
Television Signal Corporation              CA
United Community Antenna System, Inc.      WA           TCI of Washington
Vista Television, Inc.                     WA           TCI of Washington
TCI Bay Interconnect, Inc.                 CA
Pacific Area Interconnect [gp]             CA
Northwest Cable Advertising [gp]           NY
TCI of Northern California, Inc.           CA
TCI TVC, Inc.                              CA